                                  SCHEDULE 14A
                                (RULE 14a - 101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               VENTRO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transactions applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                               VENTRO CORPORATION
                              1500 PLYMOUTH STREET
                            MOUNTAIN VIEW, CA 94043

                                                                  April 26, 2001

Dear Shareholder:

     The Annual Meeting of Shareholders of Ventro Corporation will be held on Monday, June 4, 2001 at 10:00 a.m., Pacific Time, at the Hyatt Rickey's Hotel, located at 4219 El Camino Real, Palo Alto, California 94306.

     Only stockholders who owned stock at the close of business on April 5, 2001 can vote at this meeting or any adjournments or postponements that may take place. At the meeting we will:

          1. Elect a Board of Directors.

          2. Ratify the appointment of our independent auditors for fiscal year 2001.

          3. Attend to other business properly presented at the meeting.

     Your Board of Directors recommends that you vote in favor of the two proposals outlined in this Proxy Statement.

     At the meeting, we will also report on Ventro Corporation's 2000 business results and other matters of interest to stockholders.

     Your vote is important. To ensure your representation, even if you cannot attend the Annual Meeting, please mark, sign, date and return the enclosed Proxy promptly.

                                          Sincerely,

                                          /s/ David P. Perry
                                          DAVID P. PERRY
                                          Chief Executive Officer and President

                               VENTRO CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD MONDAY, JUNE 4, 2001

     The Annual Meeting of Stockholders (the "Annual Meeting") of Ventro Corporation, a Delaware corporation, will be held at the Hyatt Rickey's Hotel, located at 4219 El Camino Real, Palo Alto, California 94306 on Monday, June 4, 2001 at 10:00 a.m., Pacific Time, for the following purposes:

     1. To elect six (6) Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

     2. To approve the appointment of Ernst & Young LLP as the independent auditors of Ventro Corporation for fiscal year 2001; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the election of Directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

     The Board of Directors has fixed the close of business on April 5, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ Lisa Roberts
                                          Lisa K. Roberts
                                          Secretary and Corporate Counsel

Mountain View, California
April 26, 2001

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A SUFFICIENT NUMBER OF EXECUTED PROXIES TO CONSTITUTE A QUORUM IS NOT RECEIVED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY.

                               VENTRO CORPORATION
                             1500 PLYMOUTH STREET,
                        MOUNTAIN VIEW, CALIFORNIA 94043
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Ventro Corporation, a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hyatt Rickey's Hotel, located at 4219 El Camino Real, Palo Alto, California 94306, on Monday, June 4, 2001 at 10:00 a.m., Pacific Time, and any adjournment or postponement thereof.

     This Proxy Statement, the enclosed proxy card and the Company's Annual Report on Form 10-K for the year ended December 31, 2000 were first mailed to stockholders entitled to vote at the meeting on or about April 30, 2001.

SHARES OUTSTANDING, VOTING RIGHTS AND REVOCABILITY OF PROXIES

     At the close of business on April 5, 2001, the "Record Date" for determination of the shareholders entitled to notice of and to vote at the Annual Meeting, the Company had approximately 46,363,000 shares of Common Stock (the "Common Stock") outstanding, with a par value of $0.0002 per share.

     Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as Directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting assuming the presence of a quorum. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present, as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also requires that a quorum, which consists of a majority of the shares entitled to vote, be present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

     A stockholder who signs and returns a proxy may revoke that proxy at any time before the Annual Meeting by submitting a later dated proxy or by attending and submitting a ballot at the meeting.

     Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of Directors, FOR the appointment of Ernst & Young LLP as the Company's independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

SOLICITATION

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile by its officers, Directors and employees, none of whom will receive additional compensation for assisting with the solicitation. A proxy solicitor has been hired, Corporate Investor Communications, for which a fee of approximately $6,500 will be paid by the Company.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting, the stockholders will elect six (6) Directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a Director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a Director if elected.

     The names of the nominees, their ages as of March 31, 2001 and certain other information about them are set forth below:

           NAME OF NOMINEE             AGE                       POSITION
           ---------------             ---                       --------
Brook H. Byers.......................  55     Chairman of the Board
David P. Perry.......................  33     President, Chief Executive Officer and
                                              Director
Jonathan D. Callaghan................  32     Director
Jan Leschly..........................  60     Director
Naomi O. Seligman....................  62     Director
L. John Wilkerson....................  57     Director

     There are no family relationships among any of the Directors or executive officers of the Company.

     Brook H. Byers has served as one of the Company's Directors since May 1998 and as Chairman of the Board since March 1999. Mr. Byers is a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm which he joined in 1977. He was the founding President and Chairman of four lifesciences companies:
Hybritech Inc., IDEC Pharmaceuticals Corporation, InSiteVision Inc. and Ligand Pharmaceuticals Inc. Mr. Byers currently serves as a director of drugstore.com, Argonaut Technologies, Inc. and a number of privately-held technology companies. Mr. Byers serves on the Board of Directors of the University of California, San Francisco Foundation and the California Healthcare Institute. Mr. Byers holds a B.S. in electrical engineering from Georgia Institute of Technology and an M.B.A. from the Stanford Graduate School of Business.

     David P. Perry co-founded the Company in September 1997 and has served as its President, Chief Executive Officer and a Director since September 1997. From December 1995 to April 1997, he co-founded and served in various positions, including Chief Executive Officer, of Virogen, Inc., a biotechnology company. Mr. Perry has also held various positions at Exxon Corporation, including as a Refinery Operations Supervisor from January 1994 to May 1995, a financial analyst from March 1993 to January 1994, a project manager from September 1992 to March 1993 and an engineer from September 1990 to March 1992. Mr. Perry holds a B.S. in chemical engineering from the University of Tulsa and an M.B.A. from Harvard University.

     Jonathan D. Callaghan has served as one of the Company's Directors since September 1997. Mr. Callaghan has been a general partner of CMG@Ventures, a venture capital firm, since September 1997.

Previously, from June 1991 to June 1995, Mr. Callaghan was an associate of Summit Partners, a venture capital firm. Mr. Callaghan also serves as a director of Vicinity Corporation. Mr. Callaghan holds a B.A. in government from Dartmouth College and an M.B.A. with distinction from Harvard University.

     Jan Leschly has served as one of the Company's Directors since April 2000. Mr. Leschly has served as Chairman and Chief Executive Officer of Care Capital LLC, a venture capital firm, since October 2000. Previously, from April 1994 to April 2000, he served as a director and President and Chief Executive Officer of SmithKline Beecham Corporation. Mr. Leschly currently serves as a director of American Express Company, Viacom, Inc. and Maersk Group (Denmark). Mr. Leschly holds a B.S. in Pharmacy from the Copenhagen College and a B.S. in Business Administration from the Copenhagen School of Economics and Business Administration.

     Naomi O. Seligman has served as one of the Company's Directors since June 1999. Ms. Seligman has been a senior partner of Cassius Advisors, an e-commerce consulting firm, since 1998. She is a co-founder and has served as a senior partner of the Research Board, Inc., an information technology research group, since 1975. Ms. Seligman currently serves as a director of Sun Microsystems, Exodus Communications, The Dun and Bradstreet Corporation, John Wiley & Sons, Inc. and Martha Stewart Living Omni-Media. Ms. Seligman holds a B.A. in economics with high honors from Vassar College and an M.B.A. from the London School of Economics.

     L. John Wilkerson has served as one of the Company's Directors since March 1999. Dr. Wilkerson is a co-founder and has been a general partner of Galen Associates, a venture capital firm, since May 1990. Previously, Dr. Wilkerson served as a Vice President of Smith Barney. He is currently a director of Stericycle, Inc. Dr. Wilkerson holds a B.S. in plant science from Utah State University and an M.S. and Ph.D. in economics from Cornell University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the period from January 1, 2000 through December 31, 2000 (the "last fiscal year"), the Board met 18 times, and no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he or she served. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee consisted of Directors L. John Wilkerson, Brook Byers and Charles Burke. Upon Mr. Burke's resignation from the Board in February 2001, he was replaced on the Audit Committee by director Jan Leschly. The Audit Committee held two meetings during the last fiscal year. The Audit Committee is responsible for the appointment of the independent auditors of the Company, reviewing all recommendations of the Company's independent auditors, overseeing the Company's internal accounting controls and reviewing the scope of the audit and fees for services rendered.

     The Compensation Committee consisted of Directors Jon Callaghan, Brook Byers and Charles Burke. Mr. Burke resigned from the Board in February 2001. The Compensation Committee, which held 18 meetings during the last fiscal year, establishes and administers the Company's policies regarding executive salaries, cash incentives and long-term equity incentives. The Compensation Committee also administers the Company's 1998 Stock Plan, 1999 Directors' Stock Plan and 1999 Employee Stock Purchase Plan.

COMPENSATION OF DIRECTORS

     Directors currently receive no cash fees for services provided in their capacity as Directors but are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board. The Company's 1999 Directors' Stock Plan (the "Directors' Plan") provides that each person who becomes a non-employee Director of the Company will be granted a non-statutory stock option to purchase 12,500 shares of Common Stock on the date on which the optionee first becomes a non-employee Director of the Company. Thereafter, on the date of each Annual Meeting of the Company's Stockholders at which such Director is elected, each such non-employee Director is granted an additional option to purchase 5,000 shares of Common Stock if, on such date, he or she shall have served on the Company's Board of Directors for at least six (6) months. All options granted to the Directors are exercisable at 100% of the fair market value of the Company's Common Stock on the date of the grant. All of the nominees for Director will have served for more than six (6) months at the time of the Annual Meeting of Stockholders and thus receive options to purchase 5,000 shares of the Company's Common Stock under the Directors' Plan if each of them is reelected to the Board at the Annual Meeting of Stockholders.

RECOMMENDATION OF THE BOARD:

     THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NO 1.

                                 PROPOSAL NO. 2

              APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board has approved the appointment of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for fiscal year 2001 subject to your approval. Ernst & Young has served as the Company's independent auditors since 1998. A representative of Ernst & Young is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

     Fees for the fiscal year 2000 annual audit were $350,000 and all other fees were $1.35 million, including audit related services of $1.15 million and nonaudit services of $200,000. Audit related services generally include fees for business acquisitions, accounting consultations and SEC registration statements.

RECOMMENDATION OF THE BOARD:

     THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NO. 2

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of March 1, 2001 for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each of the executive officers named in the Summary Compensation Table of this Proxy Statement and (iv) all Directors and executive officers of the Company as a group (10 persons).

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL     PERCENT OF
                      NAME AND ADDRESS                        OWNERSHIP     COMMON STOCK
                      ----------------                        ----------    ------------
Entities affiliated with CMG@Ventures(1)....................   3,733,507         8.0%
  3000 Alpine Road
  Menlo Park, CA 94028
Entities affiliated with Kleiner Perkins Caufield &
  Byers(2)..................................................   3,060,297         6.6%
  2750 Sand Hill Road
  Menlo Park, CA 94025
Entities affiliated with Warburg, Pincus Ventures(3)........   3,060,297         6.6%
  466 Lexington Avenue
  New York, New York 10017-3147
VWR Scientific Products Corporation.........................   2,538,405         5.5%
  1310 Goshen Parkway
  West Chester, PA 19380
David P. Perry(4)...........................................   1,725,854         3.7%
Robin A. Abrams(5)..........................................     142,081           *
Neil de Crescenzo...........................................       1,250           *
Martha D. Greer(6)..........................................     141,020           *
James G. Stewart(7).........................................     175,616           *
Brook H. Byers(8)...........................................   3,077,797         6.6%
Jonathan D. Callaghan(9)....................................   3,764,207         8.1%
Jan Leschly(10).............................................      17,500           *
Naomi Seligman(11)..........................................      22,500           *
L. John Wilkerson(12).......................................   1,816,973         3.9%
All executive officers and Directors as a group (10
  persons)(13)..............................................  10,884,798        23.4%

---------------
  *  Less than 1%.

 (1) Represents (i) 2,715,157 shares held by CMG@Ventures II, LLC and (ii) 1,018,350 shares held by CMG@Ventures Cap Corp. Does not include 25,700 shares owned by Jonathan D. Callaghan, one of the Company's Directors.

 (2) Represents (i) 2,748,148 shares held by Kleiner Perkins Caufield & Byers VIII, L.P.; (ii) 153,014 shares held by KPCB Life Sciences Zaibatsu Fund II, L.P. and (iii) 159,135 shares held by KPCB VIII Founders Fund, L.P. Does not include 17,500 shares issuable under stock options granted to Mr. Byers that are currently exercisable or are exercisable within 60 days of March 1, 2001. The general partner of Kleiner Perkins Caufield & Byers VIII, L.P. and KPCB VIII Founders Fund is KPCB VIII Associates. The general partner of KPCB Life Sciences Zaibatsu Fund II, L.P. is KPCB VII Associates.

 (3) Warburg, Pincus & Co. is the sole general partner of Warburg, Pincus Ventures, L.P., which is managed by E.M. Warburg, Pincus & Co., LLC. Lionel
     I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of E.M. Warburg, Pincus & Co., LLC, and may be deemed to control both entities.

 (4) Represents (i) 1,719,854 shares held by Mr. Perry and (ii) 6,000 shares held by the 1999 David P. Perry Irrevocable Trust.

 (5) Includes options to purchase 129,581 shares currently exercisable or exercisable within 60 days of March 1, 2001.

 (6) Includes 18,333 options to purchase shares currently exercisable or exercisable within 60 days of March 1, 2001.

 (7) Includes 136,874 options to purchase shares currently exercisable or exercisable within 60 days of March 1, 2001.

 (8) Represents (i) 2,748,148 shares held by Kleiner Perkins Caufield & Byers VIII, L.P.; (ii) 153,014 shares held by KPCB Life Sciences Zaibatsu Fund II, L.P.; (iii) 159,135 shares held by KPCB VIII Founders Fund, L.P. and
     (iv) 17,500 shares issuable under stock options that are currently exercisable or are exercisable within 60 days of March 1, 2001. Mr. Byers, a general partner of Kleiner Perkins Caufield & Byers, disclaims beneficial ownership of the shares held by Kleiner Perkins Caufield & Byers VIII, L.P., KPCB Life Sciences Zaibatsu Fund II, L.P. and KPCB VIII Founders Fund, L.P., except to the extent of his pecuniary interest in these entities arising from his general partnership interest in these funds.

 (9) Represents (i) 2,715,157 shares held by CMG@Ventures II, LLC; (ii) 1,018,350 shares held by CMG@Ventures Cap Corp; (iii) 25,700 shares held by Mr. Callaghan, a general partner of CMG@Ventures and a Director of the Company; and (iv) options to purchase 5,000 shares currently exercisable or exercisable within 60 days of March 1, 2001. Mr. Callaghan disclaims beneficial ownership of the shares held by CMG@Ventures II, LLC, except to the extent of his pecuniary interest therein arising from his general partnership interest in these funds.

(10) Includes options to purchase 17,500 shares currently exercisable or exercisable within 60 days of March 1, 2001.

(11) Includes options to purchase 17,500 shares currently exercisable or exercisable within 60 days of March 1, 2001.

(12) Represents (i) 1,799,473 shares held by entities affiliated with Galen Associates, an entity with which Dr. Wilkerson is affiliated and (ii) 17,500 shares issuable under stock options that are currently exercisable or are exercisable within 60 days of March 1, 2001. The Galen Associates shares represented in (1) above include (i) 1,598,260 shares and a warrant to purchase 45,678 shares of common stock exercisable within 60 days of February 29, 2000 held by Galen Partners III, L.P.; (ii) 144,670 shares and a warrant to purchase 4,134 shares of common stock exercisable within 60 days of February 29, 2000 held by Galen Partners III, L.P. and (iii) 6,544 shares and a warrant to purchase 187 shares of common stock exercisable within 60 days of March 1, 2001 held by Galen Employee Fund III, L.P. Dr. Wilkerson, a co-founder of Galen Associates and one of the Company's Directors, disclaims beneficial ownership of the shares held by entities affiliated with Galen Associates, except to the extent of his pecuniary interest in these entities arising from his general partnership interest in these funds.

(13) Includes 359,788 shares issuable under stock options that are currently exercisable or are exercisable within 60 days of March 1, 2001.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation earned by (a) the individual who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 2000; (b) the four other most highly compensated individuals who served as executive officers of the Company during the fiscal year ended December 31, 2000 ((a) and (b) collectively, the "Named Executive Officers") and
(c) the compensation received by each such individual for the Company's two preceding fiscal years to the extent that such individual was employed by the Company during such period.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                        ANNUAL COMPENSATION            ------------
                                                 ----------------------------------       AWARDS
                                                                          OTHER        ------------
                                                                          ANNUAL        SECURITIES
                                       FISCAL    SALARY      BONUS     COMPENSATION     UNDERLYING
     NAME AND PRINCIPAL POSITION        YEAR       ($)        ($)          ($)           OPTIONS
     ---------------------------       ------    -------    -------    ------------    ------------
David P. Perry.......................   2000     180,000         --           --         500,000
  President, Chief Executive Officer    1999     172,551         --           --              --
  and Director                          1998      98,375     20,000(1)        --              --
Robin A. Abrams(2)...................   2000     296,778     62,249           --         120,000(6)
  Chief Operating Officer               1999     152,118     90,000(1)        --         250,000
Neil de Crescenzo(3).................   2000     307,170    548,500(1)        --         277,000(6)
  President, Chemdex Life Sciences
Martha D. Greer(4)...................   2000     207,314     50,000(1)        --          60,000
  Vice President, Marketing             1999     197,441    125,000(1)        --         235,000
James G. Stewart(5)..................   2000     200,000     99,615(1)   104,723(7)      120,000(6)
  Chief Financial Officer               1999     153,851     37,500           --         225,000

---------------
(1) Includes amounts earned in the indicated year and paid in the subsequent year. Excludes amounts paid in the indicated year but earned in the preceding year.

(2) Ms. Abrams joined the Company in June 1999 and resigned effective March 31, 2001.

(3) Mr. de Crescenzo joined the Company in January 2000 and resigned effective December 31, 2000.

(4) Ms. Greer joined the Company in January 1999 and resigned effective February 28, 2001.

(5) Mr. Stewart joined the Company in February 1999 and resigned effective March 31, 2001.

(6) These options were forfeited when the officers who received them resigned.

(7) Includes taxable benefits which are comprised of car/travel/rent allowances for expenses incurred by Mr. Stewart and reimbursed by the Company during fiscal year 2000.

              OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2000

     The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year.

                                        INDIVIDUAL GRANTS(1)                     POTENTIAL REALIZABLE
                        ----------------------------------------------------       VALUE AT ASSUMED
                         NUMBER OF      PERCENT OF                              ANNUAL RATES OF STOCK
                         SECURITIES    TOTAL OPTIONS                              PRICE APPRECIATION
                         UNDERLYING     GRANTED TO     EXERCISE                   FOR OPTION TERM(1)
                        OPTIONS/SARS   EMPLOYEES IN    OR BASE    EXPIRATION   ------------------------
         NAME             GRANTED       FISCAL YEAR     PRICE        DATE          5%           10%
         ----           ------------   -------------   --------   ----------   ----------   -----------
David P. Perry........    500,000(2)       4.04%        $16.13     05/24/10    $5,070,463   $12,849,549
Robin Abrams..........     60,000(3)       0.48%        $26.55           --    $       --   $        --
                           60,000(3)       0.48%        $16.13           --    $       --   $        --
Neil de Crescenzo.....    190,000(4)       1.53%        $91.00           --    $       --   $        --
                           57,000(4)       0.46%        $26.55           --    $       --   $        --
                           30,000(4)       0.24%        $16.13           --    $       --   $        --
Martha D. Greer.......     60,000(5)       0.54%        $ 4.22     10/20/10    $  159,189   $   403,416
James G. Stewart......     60,000(6)       0.48%        $26.55           --    $       --   $        --
                           60,000(6)       0.48%        $16.13           --    $       --   $        --

---------------
(1) The 5% and 10% assumed annual rates at compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or Director or any other holder of the Company's securities that the actual stock price appreciation over the 10 year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(2) These options were granted on May 24, 2000. They vest 25% on the first year anniversary and the remaining options vest monthly over the next three (3) years.

(3) These options were granted on April 14 and May 24, 2000, respectively. They were forfeited prior to vesting upon Ms. Abrams' resignation from the Company on March 31, 2001.

(4) These options were granted on January 6, April 14 and May 24, 2000, respectively. They were forfeited prior to vesting upon Mr. de Crescenzo's resignation on December 31, 2000.

(5) These options were granted on October 10, 2000. They vest monthly over eighteen months. The unvested portion was forfeited when Ms. Greer resigned on February 28, 2001.

(6) These options were granted on April 14 and May 24, 2000, respectively. They were forfeited prior to vesting upon Mr. Stewart's resignation on March 31, 2001.

              EMPLOYMENT AGREEMENTS, CHANGE OF CONTROL AGREEMENTS
                       AND SIMILAR COMPENSATION CONTRACTS

     The Company has entered into change of control agreements with each of its executive officers and its other key employees pursuant to which the shares held by these officers and employees shall become fully vested if (a) the Company is merged into another entity or sold and (b) the employee is terminated by the surviving entity without cause within 12 months of the closing of the transaction.

     The Company entered into agreements with each of its Chief Financial Officer and Chief Operating Officer in November 2000 pursuant to which the Company agreed to pay such officers bonuses of $275,000 and $315,000, respectively, payable on or before April 30, 2001, in exchange for such officers agreeing to continue to serve the Company in their respective capacities through March 31, 2001. Additionally, pursuant to the agreements, each of these officers was eligible to receive an additional performance-based bonus of up to $225,000, at the Board's discretion, for services provided to the Company during this time frame. Each executive received $200,000 of the discretionary bonus in April 2001.

     In October 2000, the Company entered into a written agreement with Neil de Crescenzo, then the President of the Company's Chemdex Life Sciences division, pursuant to which it agreed to pay Mr. de Crescenzo a bonus of $100,000 at year end, contingent upon the achievement of certain performance milestones, which he was paid in January 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2000.

                            VALUE OF UNEXERCISED                                      NUMBER OF SECURITIES
                                IN-THE-MONEY                                         UNDERLYING UNEXERCISED
                                 OPTIONS AT                                                OPTIONS AT
                           DECEMBER 31, 2000($)(1)       SHARES                       DECEMBER 31, 2000(#)
                         ---------------------------   ACQUIRED ON      VALUE      ---------------------------
         NAME            EXERCISABLE   UNEXERCISABLE   EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE
         ----            -----------   -------------   -----------   -----------   -----------   -------------
David P. Perry........      $  0           $  0             0             0                0        500,000
Robin A. Abrams.......      $  0           $  0             0             0           93,748        276,252(2)
Neil de Crescenzo.....      $  0           $  0             0             0                0        277,000(3)
Martha D. Greer.......      $  0           $  0             0             0           11,042         58,958
James G. Stewart......      $  0           $  0             0             0          103,124        241,876(4)

---------------
(1) Based on the fair market value of the Company's Common Stock at December 29, 2000 of $1.00 per share less the exercise price payable for such shares.

(2) 120,000 of these options were forfeited when Ms. Abrams resigned from the Company on March 31, 2001.

(3) All of these options were forfeited when Mr. de Crescenzo resigned from the Company on December 31, 2000.

(4) 120,000 of these options were forfeited when Mr. Stewart resigned from the Company on March 31, 2001.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement in whole or in part, the reports of the Compensation and Audit Committees, and the Stock Performance Graph which follow shall not be deemed to be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board for the year 2000 consisted of three non-employee Directors. The Committee reviews and approves the salary, bonus and other benefits payable to the Company's Chief Executive Officer and other executive officers. It also administers the Company's employee stock option and employee stock purchase plans.

Compensation Philosophy

     The Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. The Compensation Committee believes that compensation of the Company's executive officers should promote the following objectives:

          1. To attract, motivate and retain a highly qualified executive management team on a long-term basis.

          2. To encourage the creation of stockholder value and achievement of strategic corporate objectives by providing executives with long-term incentives through equity ownership.

          3. To integrate compensation practices with the Company's annual and long-term corporate objectives and strategies focusing executive behavior on the fulfillment of those objectives.

          4. To maintain an above market competitive position when compared to the practices of similar technology companies, taking into account relative company size, performance and geographic factors.

          5. To provide fair and equitable compensation that is consistent with internal compensation programs and external compensation practices.

  Compensation Components

     The Company's existing compensation structure for executive officers generally includes a combination of base salary, cash bonus and stock options. Compensation may include cash bonuses for performance. The summary below describes in more detail the factors that the Compensation Committee considers in establishing each of the three primary components of the compensation package provided to the Company's executive officers.

BASE SALARY

     The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete for executive talent and the incentives necessary to attract and retain qualified management. Salary levels are largely determined through comparisons with companies of similar headcount and market capitalization or complexity in the information technology and business to business e-commerce industries. The Committee believes that these companies are the best group for comparing the Company's compensation levels against, because the Company competes with this group of companies for employees. The companies against which the Company compares itself for compensation purposes are not necessarily the companies included in the stock price performance graph indices.

     Executive salaries at the Company are based on individual performance contributions within a competitive salary range developed for each position through job evaluation or responsibilities and market comparisons. The Human Resources Department reviews the Company's competitive position in the marketplace and recommends adjustments to base salary ranges to the Compensation Committee.

     Base salary is adjusted as appropriate each year to take into account the executive officer's performance and to maintain a competitive salary structure. The Compensation Committee conducts reviews of executive compensation practices on an annual basis and may change each executive officer's salary based on the individual's contributions and responsibilities over the prior 12 months and any change in median comparable company pay levels. The Compensation Committee believes that, on the basis of its knowledge of executive compensation in the industry, the Company's salary levels for the executive officers are at a level that is considered reasonable and necessary given the Company's financial resources and the stage of the Company's development.

CASH-BASED INCENTIVE COMPENSATION

     Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific Company-wide goals, such as revenue growth, levels of gross margin and operating expense. In connection with determining annual bonuses, the Committee establishes a bonus target annually for each executive officer under the Ventro Corporation Executive Incentive Program. The Committee considers various factors to determine levels of bonus payouts and targets that are linked to the Company's strategic objectives. Factors may include but are not limited to the following:

          1. Achievement of revenue, margin and operating expense targets.

          2. Anticipated introduction of new products and marketplaces.

          3. General economic conditions of business to business and e-commerce industries.

          4. Financial performance relative to competitors.

          5. The Company's ability to maintain an above market competitive position through the administration of the total compensation program.

     The target bonus for an executive is intended to relate to his or her impact on corporate results, financially and otherwise. The percentage of the target bonus received will be determined by the multiple performance objectives that are actually achieved.

  Long-Term Incentive Compensation

     Through its stock option plans, the Company seeks to provide executives and other key employees with incentives to maximize long-term stockholder value. Awards under this plan by the Compensation Committee take the form of stock options and in the case of the Chief Executive Officer, restricted stock grants, designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Through Ventro's Stock Plan grants and the Ventro Employee Stock Purchase Program, executives can participate in the ownership of the Company. The vesting requirements of stock option grants also provide incentives for executives to contribute to the success of the Company.

     Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal and external market comparability considerations. The Compensation Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon each individual's position with the Company and his or her existing holdings of unvested options. However, the Board is not required to adhere strictly to these guidelines and may vary the size of the option grant made to each executive officer as it determines the circumstances warrant.

     Each option grant allows the executive officer to acquire shares of Common Stock at a fixed option price (the fair market value of the stock on the day the grant is approved by the Compensation Committee) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

  Compensation of the Chief Executive Officer

     David Perry has served as the Company's President and Chief Executive Officer since September 1997. His base salary for fiscal year 2000 was $180,000. The factors discussed above in "base salaries," "cash-based incentive compensation" and "long-term incentive compensation" are applied in establishing the amount of Mr. Perry's salary and other incentives. For fiscal year 2000, Mr. Perry's base compensation was lower than the base salaries of other executive officers of the Company because his primary compensation incentive was through a stock option grant of 500,000 shares, consistent with the Company's long-term incentive compensation philosophy. The Committee believes that the bias in favor of stock-based compensation will provide the greatest incentive for Mr. Perry to create and implement value enhancing strategies for the benefit of the Company's stockholders. At the request of the Compensation Committee, a comprehensive executive compensation study was completed by an external executive compensation consulting firm. As a result, the Board approved a grant to Mr. Perry of an option for 500,000 shares with the goal of bringing Mr. Perry's percentage interest in the Company to a level more aligned with industry norms for other chief executive officers of similarly situated companies. Through long-term incentives, in amounts tied to overall business objectives, Mr. Perry will be thereby rewarded provided there are increases in stockholder value.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance based. Non-performance based compensation paid to the Company's executive officers for the

2000 fiscal year did not exceed the $1 million limit for any officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 2001 will exceed that limit. The Company's 1998 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under the plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance based compensation that will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

                                          Compensation Committee:

                                          Brook Byers
                                          Jonathan Callaghan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of two members and the Board currently consists of six members. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                         REPORT OF THE AUDIT COMMITTEE

     The following is the report of the Audit Committee of the Company with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000.

     The Audit Committee acts pursuant to a written charter that was originally adopted by the Board in July 2000. The Audit Committee overseas the Company's financial reporting process on behalf of the Board. Management is primarily responsible for the preparation of the financial statements and the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with management, and it has discussed with Ernst & Young, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit. The Audit Committee has also received written disclosures and a letter from Ernst & Young regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young the independence of that firm from management, considered the compatibility of non-audit services with the auditors' independence and satisfied itself as to the auditors' independence.

     The Audit Committee discussed with the Company's independent auditors the scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the quality of the Company's financial reporting.

     The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix I to this Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standards of the National Association of Securities Dealers.

     Based upon the above referenced materials and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          Audit Committee:

                                          Brook Byers
                                          Jan Leschly
                                          L. John Wilkerson

                           RELATED PARTY TRANSACTIONS

AGREEMENTS WITH EXECUTIVE OFFICERS AND DIRECTORS

     The Company has entered into indemnification agreements with each of its Directors and executive officers pursuant to which it has agreed to indemnify any officer or Director against all costs associated with the defense of any action brought against him or her in his/her capacity as an officer or Director of the Company.

     In October 2000, the Company's Chief Executive Officer borrowed money for a term of one year from an unaffiliated bank. During a period of approximately 23 days, the Company deposited $6.5 million with the bank as cash collateral for the loan while the borrower concluded arrangements to substitute other credit support. The Company's cash deposit was released and returned in full when the borrower arranged other credit support.

AGREEMENTS WITH BENEFICIAL OWNERS

     The Company and VWR Scientific Products Corporation ("VWR") entered into a Master Services Agreement and Hosted Software License agreement whereby the Company agreed to develop and host a software application, and VWR agreed to pay to the Company (i) $692,000 of license fees, (ii) annual maintenance and support fees of $138,000 and (iii) annual hosting fees of $100,000. The agreement was entered into, the license delivered and the support and hosting term initialized in the second quarter of 2000.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the monthly change in the Company's cumulative total stockholder return on its Common Stock over a period commencing July 27, 1999 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) and ending December 31, 2000, to the cumulative return over such period of (i) The Nasdaq US & Foreign Index (the "Nasdaq Composite"), (ii) Bloomberg BUSNB2B Index and (iii) The S&P 500 Index. The graph assumes that $100 was invested on July 27, 1999 in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $15, the initial public offering price of the Company's Common Stock. The Company will replace the S&P 500 Index with the Bloomberg BUSNB2B in future proxy statements, because it believes the Bloomberg BUSNB2B includes more companies that are its industry peers than does the S&P 500 Index. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                 COMPARISON OF ANNUAL CUMULATIVE TOTAL RETURN*
        AMONG VENTRO CORPORATION, NASDAQ NATIONAL MARKET COMPOSITE INDEX
                         AND BLOOMBERG'S BUSNB2B INDEX
PERFORMANCE GRAPH

                                            VENTRO CORP.         NASDAQ COMPOSITE      BLOOMBERG BUSNB2B           S&P 500
                                            ------------         ----------------      -----------------           -------
Jul-99                                         100.00                 100.00                 100.00                 100.00
Aug-99                                          90.00                 103.79                 114.69                  99.50
Sep-99                                         102.71                 103.97                 141.28                  96.74
Oct-99                                         127.10                 112.67                 188.55                 102.93
Nov-99                                         216.25                 126.53                 281.82                 105.08
Dec-99                                         370.00                 154.50                 578.65                 111.34
Jan-00                                         325.00                 149.48                 515.60                 105.76
Feb-00                                         749.58                 178.74                 746.44                 103.89
Mar-00                                         188.75                 173.82                 514.36                 114.16
Apr-00                                          91.67                 146.28                 373.85                 110.53
May-00                                          60.00                 128.65                 278.38                 108.04
Jun-00                                          62.92                 150.65                 371.60                 110.78
Jul-00                                          40.21                 142.54                 403.93                 109.29
Aug-00                                          47.50                 159.33                 523.49                 116.22
Sep-00                                          36.67                 139.12                 539.05                 110.09
Oct-00                                          16.04                 127.39                 460.19                 109.63
Nov-00                                           6.35                  98.07                 245.86                 100.93
Dec-00                                           3.33                  93.28                 248.27                 101.41

     Monthly Data Series, Scaled Prices: stock and index prices are scaled to 100 at July 99.

                                                         7/27/99    12/31/99    12/29/00
                                                         -------    --------    --------
Ventro Corp. ..........................................  100.00      370.00        3.33
Nasdaq Composite.......................................  100.00      154.50       93.28
Bloomberg BUSNB2B......................................  100.00      578.65      248.27
S&P 500................................................  100.00      111.34      101.41

             DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE
                              NEXT ANNUAL MEETING

     Proposals of stockholders intended to be included in the Company's next proxy statement, including nominations for Directors, for the next Annual Meeting of Stockholders must be received by the Company's Secretary, at the Company's executive offices, 1500 Plymouth Street, Mountain View, California, 94043, no later than January 24, 2002.

     If you intend to present a proposal at our 2002 Annual Meeting of Stockholders, but do not intend to have it included in our next proxy statement, you must deliver a copy of your proposal to the Company's Secretary at the Company's principal executive offices listed above no later than March 5, 2002. If the Company does not receive your proposal within this timeframe, management will use its discretionary authority to vote the shares it represents by proxy as the Board may recommend.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on its review of the copies of such reports received, or written representations from certain Reporting Persons that no other reports were required, the Company believes that the following Directors and executive officers filed their Form 5s reporting the receipt of stock options in 2000 late: Directors Burke, Byers, Callaghan and Leschly and executive officers Abrams, Perry, Stewart and Thorpe. The Company believes that Director Seligman did not file a Form 4 or Form 5 and Director Wilkerson did not file Form 5. The Company is working with the individuals to effect such filings. The Company believes that Director Leschly did not file a Form 3 reporting his initial ownership of Company securities upon election as a Director in May 2000. To the Company's knowledge John B Keiser, a former officer of the Company, did not file a Form 4 reporting the exercise of a stock option in August 2000. The Company believes that Martha D. Greer did not file a Form 4 or Form 5 to report her receipt of a stock option in October 2000.

                                 OTHER MATTERS

     The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ Lisa Roberts
                                          Lisa K. Roberts
                                          Secretary & Corporate Counsel

April 26, 2001
Mountain View, California

                                                                      APPENDIX I

                               VENTRO CORPORATION
                         CHARTER OF THE AUDIT COMMITTEE

I. Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

     The independent auditors and internal auditors should promptly consult with the Chairman of the Committee if, at any time, any material concern or matter arises which has not been promptly or appropriately addressed by the management of the Company or which involves any illegal act or conflict of interest or self-dealing on the part of the Company's senior management.

     The Audit Committee has the authority to investigate any matter brought to its attention within the scope of its duties, and has direct access to the independent auditors as well as any corporate document or employee. The Audit Committee has the power to retain, at the Company's expense, outside accountants, consultants and counsel for this purpose if, in its judgment, that is appropriate.

II. Composition and Meetings

     Audit Committee members shall meet the requirements of the Nasdaq Stock Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent nonexecutive director, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have finance, accounting or related financial management expertise as required by the Nasdaq Stock Market.

     Audit Committee members shall be appointed by the Board on the recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. Responsibilities and Duties

  Review Procedures

 1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

 2. Review the Company's annual audited financial statements prior to filing or distribution. This review will include a discussion with management and the independent auditors of significant issues regarding accounting principles, practices and judgments.

 3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses and the status of management's response to previous recommendations.

 4. Review with financial management and the independent auditors the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

  Independent Auditors

 5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee will review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

 6. Approve the fees and other significant compensation to be paid to the independent auditors.

 7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. In addition, the Committee will review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm or its affiliates and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

 8. Review the independent auditors' audit plan -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

 9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with Statement of Auditing Standards No. 61. Consider and take appropriate action with respect to any communication from the independent auditors pursuant to Section 10A of the Securities Act of 1934.

10. Consider and discuss with management the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles and underlying estimates used to prepare the Company's financial statements, the clarity of the Company's financial disclosure and whether the Company's accounting principles are common practices or minority practices.

  Internal Audit Department and Legal Compliance

11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

12. Review the appointment, performance, and replacement of the senior internal audit executive.

13. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

14. On at least an annual basis, meet with the Company's General Counsel to discuss any legal matters that could have a significant impact on the financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

15. Annually prepare a report to shareholders as required by the SEC, to be included in the Company's annual proxy statement.

16. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

18. Periodically perform a self-assessment of Audit Committee performance.

19. Review financial and accounting personnel succession planning within the Company.

20. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interests.

IV. Limit of Audit Committee Responsibility

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it does not have the resources or expertise to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the Company's management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations. Members of the Audit Committee shall not be deemed to have accepted a duty of care that is greater than the duty of the Directors generally.

                                                                      1904-PS-01

                               VENTRO CORPORATION


                                   DETACH HERE

                                      PROXY

                               VENTRO CORPORATION

                              1500 PLYMOUTH STREET
                             MOUNTAIN VIEW, CA 94043

The undersigned hereby nominate(s), constitute(s) and appoint(s) David P. Perry and Lisa K. Roberts, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders (the "Annual Meeting") of Ventro Corporation (the "Company") to be held at the Hyatt Rickey's Hotel, located at 4219 El Camino Real, Palo Alto, California 94306, on June 4, 2001 at 10:00 a.m. Pacific Time, or at any adjournments or postponements thereof, and vote as specified herein the number of shares that the undersigned, if personally present would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTORS LISTED ON THE

REVERSE SIDE AND "FOR" EACH OF THE LISTED PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS LISTED ON THE REVERSE SIDE AND "FOR" THE OTHER PROPOSALS. IF ANY MATTERS NOT SPECIFIED IN THE NOTICE OF MEETING ARE PRESENTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT AND IN THE DISCRETION OF THE NAMED PROXY HOLDERS. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY MAY ALSO BE REVOKED BY ATTENDING THE MEETING AND VOTING IN PERSON.


SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

                                  DETACH HERE

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE.

1.   Election of Directors:

     Nominees: (01) Brook H. Byers, (02) David P. Perry, (03) Jonathan D. Callaghan, (04) Naomi O. Seligman, (05) L. John Wilkerson, (06) Jan Leschly

               FOR                           WITHHELD
               ALL     [ ]              [ ]  FROM ALL
             NOMINEES                        NOMINEES

     [ ]
         ----------------------------------------------------
              For all nominees except as noted above


2.   Approve the appointment of our independent       FOR    AGAINST    ABSTAIN
     auditors for 2001.                               [ ]      [ ]        [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporation or partnership name by authorized person.


Signature: ___________ Date: __________  Signature: ___________ Date: __________



                                       17